Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

March 17, 2017

Board of Directors

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Re:  Post-Effective Amendment No. 1 on Form S-3 to Form S-4

(File No. 333-213776)

Premier Commercial Bank Director Stock Option Plan

Premier Commercial Bank Employee Stock Option Plan

American Community Bank 2001 Incentive Stock Option Plan

Yadkin Valley Financial Corporation 1999 Stock Option Plan

VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan

Patriot State Bank 2007 Incentive Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the “Corporation” or the “Registrant”), in connection with the preparation and filing of Post-Effective Amendment No. 1 on Form S-3, being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on the date hereof, to the Registration Statement on Form S-4 (File No. 333-213776), which was originally filed with the Commission on September 23, 2016, and amended prior to the date hereof by Pre-Effective Amendment No. 1 filed on October 13, 2016 (the “Registration Statement”).

As amended by Post-Effective Amendment No. 1 on Form S-3, the Registration Statement relates to the offering on a Form S-3 registration statement of (i) 161,462 common shares of the Corporation, par value $0.01 per share (the “Common Shares”), pursuant to outstanding stock options under the Premier Commercial Bank Director Stock Option Plan (the “Premier Director Plan”), (ii) 32,340 Common Shares pursuant to outstanding stock options under the Premier Commercial Bank Employee Stock Option Plan (the “Premier Employee Plan”), (iii) 7,048 Common Shares pursuant to outstanding stock options under the American Community Bank 2001 Incentive Stock Option Plan (the “ACB Plan”), (iv) 5,397 Common Shares, pursuant to outstanding stock options under the Yadkin Valley Financial Corporation 1999 Stock Option Plan (the “Yadkin Plan”), (v) 1,010 Common Shares pursuant to outstanding stock options under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan (the “VSB Plan”), and (vi) 388 Common Shares pursuant to outstanding stock options under the Patriot State Bank 2007 Incentive Stock Option Plan (the “Patriot Plan”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, instruments and documents as we deemed necessary to render the opinions hereinafter expressed, including but not limited to: the Registration

ABU DHABI ◆ ATHENS ◆ BEIJING ◆ CENTURY CITY ◆ CHICAGO ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG ◆ HOUSTON ◆ KAZAKHSTAN ◆ LONDON ◆ LOS ANGELES ◆ MUNICH ◆ NEW YORK ◆ PARIS    PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON ◆RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

Board of Directors <March 17, 2017> Page 2

Statement, as amended by Post-Effective Amendment No. 1 on Form S-3, the Articles of Incorporation of the Corporation as currently in effect, the Bylaws of the Corporation as currently in effect and the Premier Director Plan, the Premier Employee Plan, the ACB Plan, the Yadkin Plan, the VSB Plan, and the Patriot Plan. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have also assumed that Post-Effective Amendment No. 1 on Form S-3 shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and its effectiveness shall not have been terminated or rescinded.

Our examination of matters of law in connection with the opinions set forth below has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares have been issued in accordance with the Premier Director Plan, the Premier Employee Plan, the ACB Plan, the Yadkin Plan, the VSB Plan, and the Patriot Plan, as applicable, the Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion as an exhibit to Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

GRW/PCH